Exhibit 99.3

MUELLER WATER PRODUCTS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

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ARTICLE III CONTRIBUTIONS & DEFERRAL ELECTIONS		9
3.1	Elections to Defer Compensation	9
	(a) Form of Elections	9
	(b) Other Deferrals or Deductions	9
	(c) Procedure for Elections	9
	(d) Duration of Compensation Deferral Election	10
3.2	Discretionary Company Contributions	11
3.3	Deemed Investments	11
	(a) Interest Income Fund	11
	(b) Investment Alternatives	11
	(c) Participant Direction	11
3.4	Distribution Elections	12
	(a) Election Upon Initial Deferral	12
	(b) Modification of Election	12

ARTICLE IV DEFERRAL ACCOUNTS		14
4.1	Deferral Accounts	14
4.2	Company Contribution Account	14
4.3	Company Liabilities	15
4.4	Payment of Benefits; Trust	15
	(a) Payment of Benefits	15
	(b) Funding Upon a Change in Control	15
4.5	Statement of Accounts	15

ARTICLE V VESTING		16
5.1	Vesting of Deferral Accounts	16
5.2	Vesting of Company Contribution Account	16

ARTICLE VI DISTRIBUTIONS		17
6.1	General Timing of Plan Distributions	17
	(a) Deferral Account	17
	(b) Company Contribution Account	17
6.2	Distributions Upon Termination of Service	17
	(a) Timing and Form of Deferral Account Distributions	17
	(b) Small Benefit Exception	18
	(c) Payment Dates	18
6.3	Scheduled Distributions	18
	(a) Scheduled Distribution Election	18
	(b) Termination of Service or Change in Control	18
	(c) Payment Dates	18
6.4	Hardship Distributions	18
6.5	Change in Control	19
	(a) Timing and Form of Distributions	19
	(b) Small Benefit Exception	19
	(c) Payment Date	19
6.6	Death Benefits	19
	(a) Prior to Commencement of Benefits	19

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	(b) After Commencement of Benefits	20
6.7	Taxes	20
6.8	Offset of Account by Amounts Owed to the Company	20
6.9	Distribution pursuant to a Domestic Relations Order	20
	(a) Distributions Generally	20
	(b) Requirements of a Domestic Relations Order	20
	(c) Domestic Relations Order Review Authority	21
6.10	No Acceleration of Payments	21

ARTICLE VII PAYEE DESIGNATIONS AND LIMITATIONS		22
7.1	Beneficiaries	22
	(a) Beneficiary Designation	22
	(b) Absence of Valid Designation	22
7.2	Payments to Minors	22
7.3	Payments on Behalf of Persons Under Incapacity	22
7.4	Inability to Locate Payee	22

ARTICLE VIII ADMINISTRATION		23
8.1	Committee	23
8.2	Claims Procedure	23
8.3	Review Procedures	24

ARTICLE IX MISCELLANEOUS		25
9.1	Amendment, Freezing or Termination of Plan	25
9.2	Unsecured General Creditor	25
9.3	Restriction Against Assignment	25
9.4	Withholding	25
9.5	Protective Provisions	26
9.6	Receipt or Release	26
9.7	Errors in Account Statements, Deferrals or Distributions	26
9.8	Employment Not Guaranteed	26
9.9	Successors of the Company	26
9.10	Notice	27
9.11	Headings	27
9.12	Gender, Singular and Plural	27
9.13	Governing Law	27
9.14	Binding Arbitration	27

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MUELLER WATER PRODUCTS, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN

Mueller Water Products, Inc., a Delaware corporation (the “Company”), hereby establishes this Mueller Water Products, Inc. Executive Deferred Compensation Plan (the “Plan”), effective January 1, 2009 (the “Effective Date”), for the purpose of attracting high quality executives and promoting in them increased efficiency and an interest in the successful operation of the Company and other Participating Companies. The Plan is intended to, and shall be interpreted to, comply in all respects with Code Section 409A and those provisions of ERISA applicable to an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees.

ARTICLE I

TITLE AND DEFINITIONS

1.1 Account or Accounts shall mean the bookkeeping account or accounts established under this Plan pursuant to Article IV.

1.2 Base Salary shall mean a Participant’s annual base salary for a Plan Year, excluding incentive and discretionary bonuses, commissions, reimbursements and other non-regular remuneration, from a Participating Company, prior to reduction for any deferrals under benefit plans sponsored by a Participating Company, including but not limited to, plans established pursuant to Code Section 125 or qualified pursuant to Code Section 401(k).

1.3 Base Salary Deferral Election shall mean an election by an Eligible Executive to defer a portion of his or her Base Salary earned during a Plan Year, pursuant to Section 3.1.

1.4 Beneficiary or Beneficiaries shall mean the person, persons or entity designated as such pursuant to Section 7.1.

1.5 Board shall mean the Board of Directors of the Company.

1.6 Bonus shall mean annual bonus amounts payable to a Participant by a Participating Company in the form of discretionary or incentive compensation, prior to reduction for any deferrals under benefit plans sponsored by a Participating Company, including but not limited to, plans established pursuant to Code Section 125 or qualified pursuant to Code Section 401(k).

1.7 Bonus Deferral Election shall mean an election by an Eligible Executive to defer all or a portion of his or her Bonus earned during a Fiscal Year, pursuant to Section 3.1.

1.8 Change in Control shall mean a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all within the meaning of Code Section 409A. As a general overview, Code Section 409A’s definitions of these terms means any of the events specified in (a), (b), (c) or (d) below, subject to the rules described in subsection (e) below:

(a) Any one person, or more than one person acting as a group (as described below), acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control.

(c) A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(d) Any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(1) There is no Change in Control under this subsection (d) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in this subsection. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(A) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B) An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C) A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D) An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in subsection (C) above.

(2) For purposes of this subsection (d) and except as otherwise provided in Treasury Regulations, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a company in which the Company has no ownership interest before the transaction, but that is a majority-owned subsidiary of the Company after the transaction, is not treated as a Change in Control.

(e) Additional Rules.

(1) Persons Acting as a Group. Persons will not be considered to be acting as a group solely because they purchase assets of the same corporation at the same time with respect to subsection (d), or as a result of the same public offering, or solely because they purchase or own stock of the same corporation at the same time with respect to subsections (a), (b) and (c). However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets (with respect to subsection (d)) or stock (with respect to subsections (a), (b) and (c)), or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of assets (with respect to subsection (d)) or stock (with respect to subsections (a), (b) and (c)), or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(2) Attribution of Stock Ownership. For purposes of this Section, Code Section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulations Section 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(3) Acquisition of Additional Control. If any one person, or more than one person acting as a group, is considered to effectively control the Company (as determined under subsections (b) and (c)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control under subsections (a), (b) or (c).

1.9 Code shall mean the Internal Revenue Code of 1986, as amended, as interpreted by Treasury regulations and applicable guidance thereunder.

1.10 Committee shall mean the person(s) or committee appointed by the Board to administer the Plan in accordance with Article VIII.

1.11 Company Contribution Account shall mean the Account maintained for the benefit of the Participant which is credited with Company Contributions, if any, pursuant to Section 4.2.

1.12 Company Contributions shall mean the contributions, if any, made by the Company pursuant to Section 3.2.

1.13 Compensation shall mean all amounts of Base Salary and Bonus eligible for deferral under the Plan.

1.14 Controlled Group shall mean all of the companies that are either (i) members of the same controlled group of corporations within the meaning of Code Section 414(b) or (ii) under common control within the meaning of Code Section 414(c) with the Company. Notwithstanding the foregoing, for purposes of determining whether a Participant has had a Termination of Service, the term “Controlled Group” will be determined in accordance with the preceding sentence but substituting the phrase “at least 50 percent” in place of the phrase “at least 80 percent” each place it appears under the Code Section 414(b) and Code Section 414(c) rules.

1.15 Crediting Rate shall mean the rate(s) at which notional gains and losses are credited on the Participant’s Account balance. Except as otherwise may be provided by the Committee from time to time, the “Crediting Rate” shall mean, with respect to the Interest Income Fund, the Interest Rate. If the Committee shall designate an additional Fund or Funds pursuant to Section 3.3, the “Crediting Rate” with respect to such Fund or Funds shall be the notional gains and losses based on a Participant’s choice(s) among such Funds.

1.16 Deferral Account shall mean the Account maintained for each Participant which is credited with Participant deferrals pursuant to Section 4.1.

1.17 Deferral Election shall mean a Base Salary Deferral Election or a Bonus Deferral Election, or both, as the context may require.

1.18 Disability shall mean (consistent with the requirements of Code Section 409A) that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The Committee may require that the Participant submit evidence of such qualification for disability benefits in order to determine that the Participant is disabled under this Plan.

1.19 Distributable Amount shall mean the vested balance in the applicable Account or subaccount as determined under Article IV.

1.20 Election Deadline shall mean the December 31 (or such earlier date as the Committee may specify from time to time with respect to Deferral Elections) immediately preceding the beginning of the calendar year during which Compensation to which a Deferral Election relates is earned in whole or in part, except as otherwise expressly provided in the Plan.

1.21 Eligible Executive shall mean each officer who is designated by the Board as an “executive officer” and each other highly compensated or management level employee of a Participating Company selected by the Committee to be eligible to participate in the Plan.

1.22 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, including Department of Labor and Treasury regulations and applicable authorities promulgated thereunder.

1.23 FICA Tax shall mean the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2).

1.24 Financial Hardship shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or primary Beneficiary of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforseeable circumstances arising as a result of events beyond the control of the Participant (and shall in all events correspond to the meaning of the term “unforseeable emergency” under Code Section 409A(a)(2)(A)(vi)).

1.25 Fiscal Year shall mean the 12-month period beginning October 1 and ending on each September 30 which is the taxable year of the Company.

1.26 Fund or Funds shall mean the Interest Income Fund, and any other investment fund or funds that may be selected by the Committee pursuant to Section 3.3 from time to time. For purposes of a Participant’s designation of, or a change of, the investment Fund(s) in which the Participant’s Account(s) shall be deemed to be invested pursuant to Section 3.3, if applicable, and for purposes of determining amounts distributable with respect to a Participant’s Account(s) pursuant to Article VI, the value of each Fund shall be determined as of the most recently preceding Valuation Date.

1.27 Hardship Distribution shall mean an accelerated distribution of benefits or a reduction or cessation of current deferrals pursuant to Section 6.4 to a Participant who has suffered a Financial Hardship.

1.28 Interest Income Fund shall mean the investment Fund described in Section 3.3 pursuant to which notional gains and losses are credited to Participants’ Accounts on the basis of the Interest Rate.

1.29 Interest Rate shall mean the Crediting Rate, applicable with respect to a month, equal to 120% of the long-term applicable federal rate on an annualized basis (for purposes of Code Section 1274(d)) as published by the Internal Revenue Service for such month, compounded on a monthly basis. If such rate (or any alternative rate described in this sentence) is at any time no longer available, the Committee shall designate an alternative rate which, in the Committee’s reasonable judgment, is generally comparable to the rate described in the preceding sentence, and such alternative rate shall be the “Interest Rate.”

1.30 Participant shall mean any Eligible Executive who becomes a Participant in this Plan in accordance with Article II.

1.31 Participant Election(s) shall mean the forms or procedures by which a Participant makes elections with respect to (1) voluntary Deferral Elections of his or her Compensation, (2) the investment Funds which shall act as the basis for determining the rate of return on Account balances, if applicable, and (3) the form and timing of distributions from Accounts. Participant Elections may take the form of an electronic communication followed by appropriate confirmation according to specifications established by the Committee.

1.32 Participating Company shall mean the Employer of any Eligible Executive.

1.33 Payment Date(s) shall mean the date on which a lump-sum payment shall be made, or the date on which installment payments shall commence, and the date(s) on which payment of subsequent installments shall be made, under the terms of the Plan. Notwithstanding the foregoing, in no event shall a Payment Date be before the earliest date on which benefits may be distributed under Code Section 409A without violation of the provisions thereof as reasonably determined by the Committee. Without limiting the generality of the foregoing, in no event will distribution, upon Termination of Service, of any amount classified as “nonqualified deferred compensation” for purposes of Code Section 409A be made to a Participant who is a “specified employee” (as such term is used in Code Section 409A) before the expiration of six (6) months following the Termination of Service.

1.34 Plan Year shall mean the calendar year.

1.35 Scheduled Distribution shall mean a scheduled distribution elected by the Participant for distribution of amounts with respect to a Deferral Election, including notional earnings thereon, as provided under Section 6.3.

1.36 Termination of Service shall mean the date on which a Participant has a “separation from service” with the Company and all members of the Controlled Group within the meaning of Code Section 409A for any reason whatsoever.

1.37 Valuation Date shall mean the last business day of each month. Notwithstanding the foregoing, for any specific purpose determined in the sole discretion of the Committee, “Valuation Date” shall also mean any day or days declared by the Committee, in its sole discretion, to be a Valuation Date. If the Plan provides for a valuation to be made on a day that is not a Valuation Date, such valuation shall be made of the Valuation Date immediately preceding such day. For these purposes, “business day” refers to each day on which the New York Stock Exchange operates and is open for trading.

ARTICLE II

PARTICIPATION

An Eligible Executive shall become a Participant in the Plan by completing and submitting a Participant Election during the enrollment period established by the Committee in accordance with Article III and the requirements of Code Section 409A. If a Participant ceases to satisfy the criteria which qualified him or her as an Eligible Executive, the Participant will not be eligible to make subsequent Deferral Elections; provided, any Participant Elections then in effect will continue to be effective with respect to Compensation payable during the rest of such Plan Year.

ARTICLE III

CONTRIBUTIONS & DEFERRAL ELECTIONS

3.1 Elections to Defer Compensation.

(a) Form of Elections. An Eligible Executive may only elect to defer Compensation attributable to services provided after the time a Deferral Election is made. Deferral Elections shall be made in the form of a whole percentage (less applicable payroll withholding requirements for FICA Tax and income taxes and Code Section 401(k) and Code Section 125 plans, as determined by the Committee) of up to a maximum of:

(1)	70% of Base Salary for a Plan Year, and

(2)	100% of Bonus amounts for a Fiscal Year.

(b) Other Deferrals or Deductions. Notwithstanding the foregoing, if the total of (i) any deferrals under any Controlled Group member’s Code Section 401(k) and Code Section 125 plans applicable to a Participant’s Compensation, (ii) the amount subject to the Participant’s Deferral Elections, and (iii) any FICA Tax or state or local tax applicable to such Participant’s Compensation exceed 100 percent of his or her Compensation, the Code Section 401(k) and Code Section 125 plan deferrals will be made first, followed by any FICA Tax and/or state and local tax withholding, and then the remaining Compensation will be deferred under the Plan subject to Section 3.1.

(c) Procedure for Elections. Subject to any modifications, additions or exceptions that the Committee, in its sole discretion, deems necessary, appropriate or helpful and which are in compliance with the deferral election timing rules of Code Section 409A, the following terms will apply to Deferral Elections:

(1) Election Deadline. Except as otherwise provided in subsection (c)(3) below, each Deferral Election must be made by the Election Deadline.

(2) Effective Date. A Base Salary Deferral Election will be effective to defer a portion of the Eligible Executive’s Base Salary earned and payable during the next Plan Year that begins following the date such Base Salary Deferral Election is delivered and accepted. A Bonus Deferral Election will be effective to defer all or a portion of the Eligible Executive’s Bonus earned and payable with respect to the Fiscal Year beginning during the next Plan Year that begins following the date such Bonus Deferral Election is delivered and accepted.

(3) Newly Eligible Executives.

(A) If an individual first becomes an Eligible Executive during a Plan Year, such Eligible Executive may make a Base Salary Deferral Election (but not a Bonus Deferral Election) within 30 days after the date on which he or she becomes an Eligible Executive. Such Base Salary Deferral Election will be effective with respect to the Participant’s Base Salary earned during the Plan Year after the Participant’s Deferral Election is delivered and accepted.

(B) If a Participant ceases to be eligible to make Deferral Elections and then again becomes so eligible, he or she will be eligible to make a Deferral Election in accordance with this subsection (c)(3) only if (i) the Participant received a distribution of his or her entire Account and, for a period of time beginning on or before the payment of such distribution and extending thereafter, he or she was not eligible to make Deferral Elections; or (ii) he or she has not been eligible to make Deferral Elections during the 24-month period ending on the date the Participant again becomes eligible to make a Deferral Election. In addition, if a Participant is or was eligible to participate in another plan that is aggregated with the Plan under Code Section 409A, participation in such plan will be treated as participation in the Plan for purposes of determining whether the Participant will be eligible to make a Deferral Election in accordance with this subsection (c)(3).

(d) Duration of Compensation Deferral Election. An Eligible Executive’s initial election to defer Compensation shall be made during the enrollment period established by the Committee prior to the effective date of the Participant’s commencement of participation in the Plan and shall apply only to Compensation for services performed after such Deferral Election is effective. A Participant may increase, decrease, terminate or recommence a Deferral Election with respect to Base Salary for a subsequent Plan Year, or a Bonus for a subsequent Fiscal Year, or both, by filing a Deferral Election during the enrollment period established by the Committee prior to the beginning of such Plan Year and Fiscal Year. In the absence of an affirmative election by the Participant to the contrary, each Deferral Election shall continue in effect to defer Base Salary earned during succeeding Plan Year(s), and Bonus(es) earned during Fiscal Year(s) beginning during succeeding Plan Year(s), as applicable. After the Election Deadline for a Deferral Election, as applicable, Deferral Elections with respect to Base Salary for services performed during the succeeding Plan Year and Deferral Elections with respect to a Bonus for services performed during the Fiscal Year beginning during such Plan Year, shall be irrevocable. If a Participant is transferred from the employment of one member of the Controlled Group to the employment of another member of the Controlled Group, his Deferral Elections with the first member of the Controlled Group will remain in effect and will apply to his Compensation from the second member of the Controlled Group. Notwithstanding the foregoing, the Committee, in its sole discretion, may cancel a Participant’s Deferral Elections in accordance with Code Section 409A (for example, due to the Participant’s Financial Hardship or the Participant’s hardship withdrawal pursuant to Treasury Regulation Section 1.401(k)-1(d)(3)); provided, a Participant may not elect whether his or her Deferral Elections will be cancelled pursuant to this sentence. The Committee will cancel a Participant’s Deferral Election upon the Participant’s hardship withdrawal from a Code Section 401(k) plan maintained by any member of the Controlled Group to the extent that such cancellation would be required under the terms of such Code Section 401(k) plan and will suspend participation in the Plan to the extent required under the terms of such Code Section 401(k) plan.

3.2 Discretionary Company Contributions.

The Company shall have the discretion to make Company Contributions to the Plan at any time on behalf of any Participant. Company Contributions shall be made in the complete and sole discretion of the Company and no Participant shall have the right to receive any Company Contribution in any particular Plan Year regardless of whether Company Contributions are made on behalf of other Participants.

3.3 Deemed Investments.

(a) Interest Income Fund. Except as otherwise may be provided pursuant to Section 3.3(b), all Account balances will be deemed to be invested in the Interest Income Fund. Participant Accounts deemed invested in the Interest Income Fund shall, as of each Valuation Date, be credited with earnings at the applicable Interest Rate, since the immediately preceding Valuation Date, as described in Section 4.1.

(b) Investment Alternatives. In its sole and absolute discretion, the Committee may select (and from time to time change) investment Funds for the Plan, in which case the Committee shall communicate each of the alternative types of investment Funds to the Participants pursuant to Section 3.3(c). The Crediting Rate of each such investment Fund shall be used to determine the amount of earnings or losses to be credited to a Participant’s Account under Article IV. The Participant’s choice among investments, if applicable, shall be solely for purposes of calculation of the Crediting Rate on Accounts. The Company shall have no obligation to set aside or invest amounts as directed by the Participant and, if the Company elects to invest amounts as directed by the Participant, the Participant shall have no more right to such investments than any other unsecured general creditor.

(c) Participant Direction. If, from time to time, the Committee shall designate an investment Fund or Funds with respect to the Plan in addition to the Interest Income Fund, at the time of entering the Plan and/or of making Participant election(s) under the Plan, and at the time that a Company Contribution is credited to the Account of an Eligible Executive, the Eligible Executive shall be permitted to designate, on the Participant Election provided by the Committee, the investment Funds in which the Participant’s Account or Accounts shall be deemed to be invested for purposes of determining the amount of earnings and losses to be credited to each Account. The Participant may specify that all or any percentage of his or her Account or Accounts shall be deemed to be invested, in whole percentage increments, in one or more of the types of investment Funds selected as alternative investments under the Plan from time to time by the Committee pursuant to subsection (b) of this Section. A Participant may change the designation made under this Section as often as monthly by filing a revised election, on a Participant Election provided by the Committee, and subject to such rules as the Committee may prescribe. A Participant’s designation of, or a change of, the investment Funds in which his or her Account(s) shall be deemed to be invested shall be effective as of the first day of the month next following the date on which any such election is properly and timely submitted (subject to such rules as the Committee may prescribe with respect to such elections). During payout, the Participant’s Account shall continue to be credited at the Crediting Rate applicable to the Fund(s) selected by the Participant from among the investment alternatives or rates made available by the Committee for such purpose until all amounts have been distributed from the

Account. If a Participant fails to make an investment election under this Section for a particular Account, such Account shall be invested in the Interest Income Fund (or another default investment Fund selected by the Committee for such purpose from time to time).

3.4 Distribution Elections.

(a) Election Upon Initial Deferral.

(1) Termination of Service and Change in Control Distribution Elections. At the time each Participant makes his or her first Participant Election under the Plan, (i) the Participant may elect, with respect to all payments under the Plan upon a Termination of Service, the time and form of distribution of Distributable Amounts (together with any earnings credited thereon) from among the alternatives specified in Article VI, and (ii) the Participant may separately elect, with respect to all payments under the Plan in the event of a Change in Control prior to the Participant’s Termination of Service, the time and form of distribution of Distributable Amounts (together with any earnings credited thereon) from among the alternatives specified in Article VI.

(2) Scheduled Distribution Elections. In addition, at the time of making each new Deferral Election under the Plan, a Participant may make a separate distribution election with respect to any Scheduled Distributions described in Section 6.3, designating the time and form of distribution of Distributable Amounts that are attributable to such Deferral Election (together with any earnings credited thereon) from among the alternatives specified in Article VI for Scheduled Distributions.

(b) Modification of Election. A Participant may make a new distribution election, at the time of subsequent Deferral Elections under the Plan, with respect to previously deferred amounts, but only under the terms and conditions specified in Code Section 409A. Except as expressly provided otherwise in Article VI, no acceleration of a distribution is permitted. A subsequent election that delays payment or changes the form of payment shall be permitted if and only if all of the following requirements are met:

(1) the new election does not take effect until at least twelve (12) months after the date on which the new election is made;

(2) in the case of payments made on account of a Termination of Service, a Change in Control or a Scheduled Distribution, the new election delays payment for at least five (5) years from the date that payment would otherwise have been made, absent the new election; and

(3) in the case of payments made according to a Scheduled Distribution, the new election is made not less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the new election.

For purposes of application of the above change limitations, installment payments shall be treated as a single payment and only one change shall be allowed to be made by a Participant with respect to the timing of benefits to be received by such Participant in the event of each of a

Termination of Service, a Change in Control prior to the Participant’s Termination of Service and each separately elected Scheduled Distribution. Election changes made pursuant to this Section shall be made in accordance with rules established by the Committee, and shall comply with all requirements of Code Section 409A and applicable authorities.

ARTICLE IV

DEFERRAL ACCOUNTS

4.1 Deferral Accounts.

The Committee shall establish and maintain one or more Deferral Accounts for each Participant under the Plan. Each Participant’s Deferral Account(s) shall be further divided into separate subaccounts (“investment fund subaccounts”), each of which corresponds to an investment Fund selected by the Participant pursuant to Section 3.3, if applicable. A Participant’s Deferral Account(s) shall be credited as follows:

(a) On or before the fifth (5th) business day after amounts are withheld and deferred from a Participant’s Compensation, the Participant’s Deferral Account(s) (or the investment fund subaccounts of the Participant’s Deferral Account(s), if applicable), shall be credited with an amount equal to Compensation deferred by the Participant (in accordance with the Participant’s election under Section 3.3, if applicable).

(b) As of each Valuation Date, each Participant’s Deferral Account(s) (or investment fund subaccounts, if applicable) shall be credited with earnings or losses applicable thereto for the period since the immediately preceding Valuation Date on which returns were credited, based on the balance credited to such Accounts (or investment fund subaccounts, if applicable) as of the immediately preceding Valuation Date, less any distributions valued as of the immediately preceding Valuation Date, at the Crediting Rate for the Interest Income Fund (or other corresponding Fund as determined by the Committee pursuant to Section 3.3, if applicable for the period); and

(c) In the event that a Participant elects a Scheduled Distribution with respect to a Deferral Election, amounts attributed to such Deferral Election shall be accounted for in a manner which allows separate accounting for the Compensation deferred thereunder and notional investment gains and losses associated with amounts allocated to each such separate election of Scheduled Distribution(s).

4.2 Company Contribution Account.

The Committee may establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant’s Company Contribution Account shall be further divided into separate investment fund subaccounts corresponding to the investment Funds elected by the Participant pursuant to Section 3.3, if applicable. A Participant’s Company Contribution Account shall be credited as follows:

(a) On or before the fifth (5th) business day after a Company Contribution is made, the Participant’s Company Contribution Account (or investment fund subaccounts, if applicable) shall be credited with an amount equal to the Company Contributions made on his or her behalf (in accordance with the Participant’s election under Section 3.3, if applicable); and

(b) As of each Valuation Date, each Participant’s Company Contribution Account (or investment fund subaccount, if applicable) shall be credited with earnings or losses applicable thereto for the period since the immediately preceding Valuation Date on which returns were credited, based on the balance credited to such Account(s) (or investment fund subaccount, if applicable) as of the immediately preceding Valuation Date, less any distributions valued as of the end of the immediately preceding Valuation Date, at the Crediting Rate for the Interest Income Fund (or other corresponding Fund as determined by the Committee pursuant to Section 3.3).

4.3 Company Liabilities.

The Company will be solely liable for the payment of benefits under the Plan.

4.4 Payment of Benefits; Trust.

(a) Payment of Benefits. The Company shall be responsible for the payment of all benefits under the Plan. At its discretion, the Company may establish one or more grantor trusts for the purpose of providing for payment of benefits under the Plan. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. Benefits paid to the Participant from any such trust or trusts shall be considered paid by the Company for purposes of meeting the obligations of the Company under the Plan.

(b) Funding Upon a Change in Control. Notwithstanding anything to the contrary contained herein, immediately upon and coincident with a Change in Control, the Company shall contribute to an irrevocable grantor trust generally referred to as a “rabbi trust”, for which an independent bank or financial institution serves as the trustee, an amount of cash equal to the current amount of the Company’s obligations under this Plan to all Plan Participants. The terms of such rabbi trust shall require the trustee thereof to make payments in accordance with the terms of this Plan and shall prohibit the trustee from permitting a reversion to the Company of any trust assets until all obligations under this Plan shall be satisfied in full. The terms of the trust also shall prohibit the investment in any equity interests of the Company or any successor with any cash (or investment earnings attributable thereto) contributed with respect to the obligations hereunder. Notwithstanding this mandatory funding of a rabbi trust, if the assets of the trust are insufficient or the trustee for any reason is unable or unwilling to make the payments required hereunder, the Company shall make such payments.

4.5 Statement of Accounts.

The Committee shall provide each Participant with electronic statements at least quarterly setting forth the Participant’s Account balance as of the end of each calendar quarter.

ARTICLE V

VESTING

5.1 Vesting of Deferral Accounts.

The Participant shall be vested at all times in amounts credited to the Participant’s Deferral Account or Accounts.

5.2 Vesting of Company Contribution Account.

Amounts credited to the Participant’s Company Contribution Account shall be vested based upon the vesting schedule approved by the Company in connection with Company Contributions, and a separate vesting schedule may be established for each Company Contribution credited to a Participant’s Company Contribution Account. In any event, upon a Change of Control, or a Participant’s Disability or death, regardless of the Participant’s vested interest determined pursuant to any such vesting schedule, the Participant’s Company Contribution Account shall be fully vested.

ARTICLE VI

DISTRIBUTIONS

6.1 General Timing of Plan Distributions.

(a) Deferral Account. Subject to the other provisions of this Article VI, a Participant’s Deferral Account shall be distributed (or commence to be distributed) upon the earliest of (i) the Payment Date associated with the Participant’s Termination of Service pursuant to Section 6.2, (ii) the Payment Date associated with a Change in Control prior to the Participant’s Termination of Service pursuant to Section 6.5, if elected, (iii) with respect to the portion of the Participant’s Deferral Account that is subject to a Scheduled Distribution, the Payment Date associated with such Scheduled Distribution pursuant to Section 6.3, (iv) with respect to the portion of the Participant’s Deferral Account for which the Committee approves the Participant’s request for a Hardship Distribution, the Payment Date associated with such Hardship Distribution pursuant to Section 6.4, or (v) the Payment Date associated with the Participant’s death pursuant to Section 6.6.

(b) Company Contribution Account. Subject to the other provisions of this Article VI, a Participant’s Company Contribution Account shall be distributed in the form of a single lump-sum payment upon the earliest of (i) the Payment Date associated with the Participant’s Termination of Service pursuant to Section 6.2(c), (ii) the Payment Date associated with a Change in Control prior to the Participant’s Termination of Service pursuant to Section 6.5, if elected, (iii) with respect to the portion of the Participant’s Company Contribution Account for which the Committee approves the Participant’s request for a Hardship Distribution, the Payment Date associated with such Hardship Distribution pursuant to Section 6.4, or (iv) the Payment Date associated with the Participant’s death pursuant to Section 6.6.

6.2 Distributions Upon Termination of Service.

(a) Timing and Form of Deferral Account Distributions.

(1) Default Timing of Deferral Account Distribution. Except as otherwise provided herein (and in the absence of an effective election pursuant to subsection (a)(2)), in the event of a Participant’s Termination of Service, the Distributable Amount credited to the Participant’s Deferral Account shall be paid to the Participant in substantially equal installments over five (5) years commencing on the Payment Date following the Participant’s Termination of Service.

(2) Participant Payment Election. The Participant may, at the time the Participant first makes a Participant Election under the Plan, make an election for alternative benefit distribution timing to receive the Distributable Amount credited to the Participant’s Deferral Account upon a Termination of Service either (i) in the form of a single lump-sum payment on the Payment Date following the Participant’s Termination of Service, or (ii) in substantially equal annual installments over two (2) to fifteen (15) years commencing on the Payment Date following the Participant’s Termination of Service.

(b) Small Benefit Exception. If, on the date of the Participant’s Termination of Service, the Participant’s total vested Account balance is less than Twenty Thousand and No/100 Dollars ($20,000.00), such Account shall be paid in the form of a single lump-sum distribution on the first Payment Date following the Participant’s Termination of Service.

(c) Payment Dates. For purposes of this Section 6.2, the initial Payment Date following a Participant’s Termination of Service shall be the first day of the seventh (7th) month commencing after the Termination of Service, subject to any election by the Participant pursuant to Section 3.4(b). Subsequent installments shall be made in March of each succeeding Plan Year.

6.3 Scheduled Distributions.

(a) Scheduled Distribution Election. A Participant shall be entitled to elect, at the time of making a Deferral Election, to receive a Scheduled Distribution from the Deferral Account prior to Termination of Service, with respect to the portion of the Account attributable to such Deferral Election. In the case of a Participant who has elected to receive a Scheduled Distribution pursuant to this Section 6.3, the Participant shall receive the Distributable Amount with respect to such Deferral Election, including notional earnings thereon under the Plan. A Participant’s Scheduled Distribution commencement date with respect to a Deferral Election shall be no earlier than two (2) years from the last day of the Plan Year in which the deferrals are credited to the Participant’s Account. The Participant may elect Payment Date(s) with respect to the Scheduled Distribution in a single lump sum or substantially equal annual installments over a period of up to five (5) years. A Participant may delay and change the form of a Scheduled Distribution, provided such extension complies with the requirements of Section 3.4(b).

(b) Termination of Service or Change in Control. In the event of a Participant’s Termination of Service after a Scheduled Distribution has commenced installment payments, such Scheduled Distribution shall continue to be paid at the same time and in the same form as they would have been paid to the Participant if he or she had not had a Termination of Service. In the event of either (i) a Participant’s Termination of Service prior to commencement of a Scheduled Distribution, or (ii) a Change in Control prior to the Participant’s Termination of Service (if elected pursuant to Section 6.5), whether before or after commencement of a Scheduled Distribution, the Scheduled Distribution shall be distributed in the form applicable to such Termination of Service under Section 6.1 or Change in Control under Section 6.5 (if elected), as applicable.

(c) Payment Dates. For purposes of this Section 6.3, the initial Payment Date of a Scheduled Distribution shall be March of the Plan Year in which the distribution is scheduled to commence, subject to any election by the Participant pursuant to Section 3.4(b). Subsequent installments shall be made in March of each succeeding Plan Year.

6.4 Hardship Distributions.

Upon a finding that the Participant has suffered a Financial Hardship, subject to the requirements of Code Section 409A, the Committee may, at the request of the Participant, accelerate distribution of benefits under the Plan in the amount reasonably necessary to alleviate such Financial Hardship. The amount so determined by the Committee as a Hardship Distribution shall be paid in a single cash lump sum within 90 days after the date on which the Hardship Distribution request is approved by the Committee, which must be prior to the Participant’s Termination of Service. The amount distributed pursuant to this Section shall not exceed the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Financial Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cancellation of a Deferral Election upon payment due to the Financial Hardship.

6.5 Change in Control.

Each Participant may make elections for alternative benefit distribution timing to receive the Distributable Amount credited to the Participant’s Accounts in the event of a Change in Control prior to the Participant’s Termination of Service, as provided in this Section 6.5. All elections described in this Section 6.5 must be made at the time the Participant first makes a Participant Election under the Plan.

(a) Timing and Form of Distributions. Except as otherwise provided herein, in the event of a Change in Control prior to a Participant’s Termination of Service, if the Participant so elects, the entire Distributable Amount credited to the Participant’s Deferral Account and Company Contribution Account shall be paid to the Participant in a single lump-sum payment following the Change in Control. Such payment shall be made on the date elected by the Participant from among the following alternatives:

(1) the last day of the month next commencing after the Change in Control; or

(2) the last day of the 13th month commencing after the Change in Control;

subject to any election by the Participant pursuant to Section 3.4(b).

(b) Small Benefit Exception. If, on the date of the Change in Control, the Participant’s total vested Account balance is less than Twenty Thousand and No/100 Dollars ($20,000.00), such Account shall be paid in the form of a single lump-sum distribution on the first Payment Date following the Change in Control.

(c) Payment Date. For purposes of this Section 6.5, the Payment Date shall be the date selected by the Participant pursuant to Section 6.5(a).

6.6 Death Benefits.

(a) Prior to Commencement of Benefits. In the event that the Participant dies prior to commencement of distribution of an Account (or of the portion of an Account attributable to an individual Deferral Election pursuant to Section 6.3), the Company shall pay to the Participant’s Beneficiary a death benefit equal to the Distributable Amount of such Account

(or of such portion) in a single lump sum on the Payment Date which shall be the 90th day following the date of Participant’s death.

(b) After Commencement of Benefits. In the event that the Participant dies after commencement of distribution of an Account (or of the portion of an Account attributable to an individual Deferral Election), benefits from such Account (or of such portion) shall continue to be paid to the Participant’s Beneficiary at the same time and in the same form as they would have been paid to the Participant had the Participant not died.

6.7 Taxes.

If the whole or any part of any Participant’s or Beneficiary’s Account hereunder shall become subject to FICA Tax or any state, local or foreign tax obligations, which a Participating Company shall be required to pay or withhold prior to the time the Participant’s Account becomes payable hereunder, the Participating Company shall have the full power and authority to withhold and pay such tax and related taxes as permitted under Code Section 409A, without regard to whether any portion of the Account is then payable under the Plan.

6.8 Offset of Account by Amounts Owed to the Company.

Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, offset any benefit payment or payments of a Participant’s or Beneficiary’s Account under the Plan by any amount owed by such Participant or Beneficiary (whether or not such obligation is related to the Plan) to any Controlled Group member; provided, no such offset will apply before the Account is otherwise payable under the Plan, unless the following requirements are satisfied: (i) the debt owed to the Controlled Group member was incurred in the ordinary course of the relationship between the Participant and the Controlled Group member, (ii) the entire amount of offset to which this sentence applies in a single taxable year does not exceed $5,000, and (iii) the offset occurs at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant or Beneficiary.

6.9 Distribution pursuant to a Domestic Relations Order.

(a) Distributions Generally. Upon receipt of a valid domestic relations order requiring the distribution of all or a portion of a Participant’s Account to an alternate payee, the Committee will cause the Company or Participating Company to pay a distribution to such alternate payee. The distribution will be paid in a single-sum payment in cash. The distribution will be completed as soon as administratively feasible after the Committee determines that the order meets the elements of a valid domestic relations order, as set forth in subsection (b) hereof, or if later, when the terms of the order have been modified to meet such elements. No distribution will be completed unless and until the order constitutes a valid domestic relations order.

(b) Requirements of a Domestic Relations Order. For purposes of this Section, a court order will be considered a valid domestic relations order if it relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant, and is made pursuant to the domestic relations law of a state. The order should clearly identify the name of the Participant and the alternate payee, the Plan, and the amount or percentage of the Participant’s Account to be paid to the alternate payee, or the manner in which such amount or percentage is to be determined. The order may not require payment of a type or form of benefit other than as provided in subsection (a) hereof, payment of increased benefits or benefits to which the Participant does not have a vested right, or payment of benefits required to be paid to another alternate payee under another order previously determined to be a valid domestic relations order.

(c) Domestic Relations Order Review Authority. The Committee will have authority to review and determine whether a court order meets the conditions of this Section, and to issue and adopt procedures that may be helpful in administering this Section.

6.10 No Acceleration of Payments.

Except as otherwise specifically provided in this Article VI, no payment scheduled to be made hereunder may be accelerated. Notwithstanding the foregoing, the Committee, in its sole discretion, may accelerate any payment scheduled to be made under this Article VI in accordance with Code Section 409A (for example, upon certain terminations of the Plan, limited cashouts or to avoid certain conflicts of interest); provided, a Participant may not elect whether his scheduled payment will be accelerated pursuant to this sentence.

ARTICLE VII

PAYEE DESIGNATIONS AND LIMITATIONS

7.1 Beneficiaries.

(a) Beneficiary Designation. The Participant shall have the right, at any time, to designate any person or persons as Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant’s death. The Beneficiary designation shall be effective when it is submitted to and acknowledged by the Committee during the Participant’s lifetime in the format prescribed by the Committee.

(b) Absence of Valid Designation. If a Participant fails to designate a Beneficiary as provided above, or if every person designated as Beneficiary predeceases the Participant or dies prior to complete distribution of the Participant’s benefits, then the Committee shall direct the distribution of such benefits to the Participant’s estate.

7.2 Payments to Minors.

In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person’s living parent(s) to act as custodian, (b) if that person’s parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, to act as custodian, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within sixty (60) days after the date the amount becomes payable (but in no event later than the latest date such payment could be made in accordance with Code Section 409A), payment shall be deposited with the court having jurisdiction over the estate of the minor.

7.3 Payments on Behalf of Persons Under Incapacity.

In the event that any amount becomes payable under the Plan to a person who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of any and all liability of the Committee and the Company under the Plan.

7.4 Inability to Locate Payee.

In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the scheduled Payment Date (or, if earlier, by the latest date payment could be made in accordance with Code Section 409A), the amount allocated to the Participant’s Deferral Account shall be forfeited.

ARTICLE VIII

ADMINISTRATION

8.1 Committee.

The Plan shall be administered by a Committee appointed by the Board, which shall have the exclusive right and full discretion (i) to appoint agents to act on its behalf, (ii) to select and establish Funds, (iii) to interpret the Plan, (iv) to decide any and all matters arising hereunder (including the right to remedy possible ambiguities, inconsistencies, or admissions), (v) to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan and (vi) to make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. All interpretations of the Committee with respect to any matter hereunder shall be final, conclusive and binding on all persons affected thereby. No member of the Committee or agent thereof shall be liable for any determination, decision, or action made in good faith with respect to the Plan. The Company will indemnify and hold harmless the members of the Committee and its agents from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission, in connection with the performance of such persons’ duties, responsibilities, and obligations under the Plan, other than such liabilities, costs, and expenses as may result from the bad faith, willful misconduct, or criminal acts of such persons.

8.2 Claims Procedure.

Any Participant, former Participant or Beneficiary may file a written claim with the Committee setting forth the nature of the benefit claimed, the amount thereof, and the basis for claiming entitlement to such benefit. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” will be two (2) years, beginning on (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of periodic payments, the date of the first installment in the series of payments, or (iii) for any other claims, the date on which the action complained of occurred. The Committee shall determine the validity of the claim and communicate a decision to the claimant promptly and, in any event, not later than ninety (90) days after the date of the claim. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within such ninety (90) day period. If additional information is necessary to make a determination on a claim, the claimant shall be advised of the need for such additional information within forty-five (45) days after the date of the claim. The claimant shall have up to one hundred eighty (180) days to supplement the claim information, and the claimant shall be advised of the decision on the claim within forty-five (45) days after the earlier of the date the supplemental information is supplied or the end of the one hundred eighty (180) day period. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of the Plan (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based, (iii) description of any additional material or information that is necessary to process the claim, and (iv) an explanation of the procedure for further reviewing the denial of the claim and shall include an explanation of the claimant’s right to submit the claim for binding arbitration in the event of an adverse determination on review.

8.3 Review Procedures.

Within sixty (60) days after the receipt of a denial on a claim, a claimant or his/her authorized representative may file a written request for review of such denial. Such review shall be undertaken by the Committee and shall be a full and fair review. The claimant shall have the right to review all pertinent documents. The Committee shall issue a decision not later than sixty (60) days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than one hundred twenty (120) days after receipt of the claimant’s request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of the Plan on which the decision is based and shall include an explanation of the claimant’s right to submit the claim for binding arbitration in the event of an adverse determination on review. Upon denial of a claim on review under this Section 8.3, the claimant will have ninety (90) days within which to submit the claim for binding arbitration related to such denial; any such arbitration initiated after such 90-day period will be precluded.

ARTICLE IX

MISCELLANEOUS

9.1 Amendment, Freezing or Termination of Plan.

The Company may, at any time, direct the Committee to amend, freeze or terminate the Plan, except that no such amendment, freezing or termination may reduce a Participant’s Account balances. If the Company terminates the Plan, no further Deferral Elections shall be permitted hereunder, and amounts previously deferred or contributed to the Plan shall be fully vested and shall be paid in accordance with the provisions of the Plan as scheduled prior to the Plan termination. Notwithstanding the forgoing, to the extent permitted under Code Section 409A, the Company may, in its discretion, terminate the Plan and accelerate distributions under the Plan in the event of a Change in Control or under such other terms and conditions as may be specifically authorized under Code Section 409A.

9.2 Unsecured General Creditor.

The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary or their heirs or successors shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. It is the intention of the Company that this Plan be unfunded for purposes of ERISA and the Code.

9.3 Restriction Against Assignment.

The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or entity. No part of a Participant’s Accounts shall be liable for the debts, contracts, or engagements of any Participant, Beneficiary, or their successors in interest, nor shall a Participant’s Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. Except as otherwise provided in Section 6.8, no part of a Participant’s Accounts shall be subject to any right of offset against or reduction for any amount payable by the Participant or Beneficiary, whether to the Company or any other party, under any arrangement other than under the terms of this Plan.

9.4 Withholding.

The Participant shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements, Social Security and other employee tax or other requirements applicable to the granting, crediting, vesting or payment of benefits under the Plan. There shall be deducted from each payment made under the Plan or any other Compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other Compensation) by the amount of cash sufficient to provide the amount of said taxes.

9.5 Protective Provisions.

The Participant shall cooperate with the Company by furnishing any and all information requested by the Committee, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Committee may deem necessary and taking such other actions as may be requested by the Committee.

9.6 Receipt or Release.

Any payment made in good faith to a Participant or the Participant’s Beneficiary shall, to the extent thereof, be in full satisfaction of all claims against the Committee, its members and the Company and the Participating Companies. The Committee may require such Participant or Beneficiary, as a condition to entitlement to any payment, to execute a receipt and release to such effect.

9.7 Errors in Account Statements, Deferrals or Distributions.

In the event an error is made in an Account statement, such error shall be corrected on the next statement following the date such error is discovered. In the event of an error in deferral amount, consistent with and as permitted by any correction procedures established under Code Section 409A, the error shall be corrected immediately upon discovery by, in the case of an excess deferral, distribution of the excess amount to the Participant, or, in the case of an under deferral, reduction of other compensation payable to the Participant. In the event of an error in a distribution, the over or under payment shall be corrected by payment to or collection from the Participant consistent with any correction procedures established under Code Section 409A, immediately upon the discovery of such error. In the event of an overpayment, the Company may, at its discretion, offset other amounts payable to the Participant from the Company (including but not limited to salary, bonuses, expense reimbursements, severance benefits or other employee compensation benefit arrangements, as allowed by law and subject to compliance with Code Section 409A) to recoup the amount of such overpayment(s).

9.8 Employment Not Guaranteed.

Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continue the provision of services in any capacity whatsoever to the Company.

9.9 Successors of the Company.

The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

9.10 Notice.

Any notice or filing required or permitted to be given to the Company or the Participant under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, in the case of the Company, to the principal office of the Company, directed to the attention of the Committee, and in the case of the Participant, to the last known address of the Participant indicated on the employment records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Notices to the Company may be permitted by electronic communication according to specifications established by the Committee.

9.11 Headings.

Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.12 Gender, Singular and Plural.

All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

9.13 Governing Law.

The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301 and 401 of ERISA and therefore to be exempt from Parts 2, 3 and 4 of Title I of ERISA. In the event any provision of, or legal issue relating to, this Plan is not fully preempted by federal law, such issue or provision shall be governed by the laws of the State of Delaware.

9.14 Binding Arbitration.

Any claim, dispute or other matter in question of any kind relating to this Plan which is not resolved by the claims procedures under this Plan shall be settled by arbitration in accordance with the applicable employment dispute resolution rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. The arbitrators may award reasonable fees and expenses to the prevailing party in any dispute hereunder and shall award reasonable fees and expenses in the event that the arbitrators find that the losing party acted in bad faith or with intent to harass, hinder or delay the prevailing party in the exercise of its rights in connection with the matter under dispute.

IN WITNESS WHEREOF, the Board of Directors of the Company has approved the adoption of this Plan as of the Effective Date and has caused the Plan to be executed by its duly authorized representative this 30th day of October, 2008.

MUELLER WATER PRODUCTS, INC.

By:	/s/ Robert D. Dunn
Title:	Senior Vice President, Human Resources